EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 and related Prospectuses (Registration Nos. 333-67516, 333-40812, 333-34942, 333-69047, 333-43795 and 333-67625) of V-ONE Corporation, and on Form
S-8 (Registration Nos. 333-61330, 333-38918, 333-61909, 333-52909 and 333-17749)
of our report dated November 19, 2003, with respect to the financial statements and schedule of V-ONE Corporation included in this amended Annual Report (Form 10-K/A) for the year ended December 31, 2002.

                                    /s/ Aronson & Company


Rockville, Maryland

January 13, 2004